Exhibit 99.1

Nektar Therapeutics Reports First Quarter 2020 Financial Results

SAN FRANCISCO, May 7, 2020 — Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the first quarter ended March 31, 2020.

Cash and investments in marketable securities at March 31, 2020 were approximately $1.5 billion as compared to $1.6 billion at December 31, 2019.

“Amid the challenges of the evolving COVID-19 pandemic, our Nektar team made significant progress to advance our various clinical studies for our immuno-oncology pipeline while also prioritizing the safety of the patients we serve, our employees and the physicians and staff in our clinical trial network,” said Howard W. Robin, President and CEO of Nektar. “For our ongoing studies in oncology, we are working with our global study sites to ensure that patients continue to receive uninterrupted access to study treatment and that we preserve the integrity and conduct of our trials. Many of our clinical trial timelines remain intact; however, at this time, we currently expect that enrollment and study starts managed by our partners will likely be delayed from three to six months. From an operational perspective, Nektar’s strong financial position coupled with decisive mitigation actions to address the potential impact to our business, provides a solid foundation for Nektar as we navigate this unprecedented time.”

Summary of Q1 2020 Financial Results

Revenue in the first quarter of 2020 was $50.6 million as compared to $28.2 million in the first quarter of 2019. The increase was due primarily to the recognition of a $25.0 million milestone payment from Bristol-Myers Squibb related to the initiation of the registrational trial of bempegaldesleukin plus Opdivo® in muscle-invasive bladder cancer.

Total operating costs and expenses in the first quarter of 2020 were $184.2 million as compared to $148.9 million in the first quarter of 2019. Total operating costs and expenses increased primarily as a result of impairment of assets and other costs for NKTR-181, partially offset by a decrease in R&D.

During the first quarter of 2020, Nektar reported $45.2 million in impairment charges and additional costs related to the discontinuation of the NKTR-181 program, which was announced in January 2020. This includes $19.7 million for the impairment of advance payments to contract manufacturers for commercial batches of NKTR-181, and $25.5 million of additional costs, primarily for non-cancellable commitments to contract manufacturers and certain severance costs.

R&D expense in the first quarter of 2020 was $109.0 million as compared to $118.5 million for the first quarter of 2019. The decrease was due primarily to pre-commercial manufacturing costs for NKTR-181 incurred during the three months ended March 31, 2019.

G&A expense was $26.2 million in the first quarter of 2020 as compared to $25.0 million in the first quarter of 2019.

Net loss for the first quarter of 2020 was $138.7 million or $0.78 basic and diluted loss per share as compared to a net loss of $119.6 million or $0.69 basic and diluted loss per share in the first quarter of 2019. The loss per share for the first quarter of 2020 includes $0.25 loss per share for the impairment charges and additional costs related to the discontinuation of the NKTR-181 program.

COVID-19 Business Update and Review

Nektar remains committed to advancing its mission of bringing forth novel therapies for the treatment of cancer and autoimmune disorders. The company continues to closely monitor the evolving situation with COVID-19 to prepare for and minimize the potential impact to the business as a result of the COVID-19 pandemic.

Nektar-Sponsored Clinical Trials:

●	Nektar has numerous clinical trials underway in cancer treatment facilities across the globe that are continuing to proceed. Over the past several months, Nektar deployed a strategy to allow continued enrollment and new study site initiations at facilities that have demonstrated operational readiness and are equipped to provide superior care and uninterrupted access to study treatment and patient services. For all ongoing clinical trials, Nektar is working closely with clinical trial sites to understand their needs during this time. The company is utilizing remote monitoring when possible to oversee study conduct. Nektar has adopted processes to allow for telemedicine and closer access to patient care where and when appropriate so it can continue all data collection processes and support patient safety. Nektar continues to monitor the evolving situation and the impact of COVID-19 for all of its clinical trials.

●	Nektar also continues to monitor and support patients by leveraging alternative methods for maintaining clinical trial integrity, and to properly record patient event data that may be related to the COVID-19 pandemic, incorporating recent direction and flexibility provided by the United States Food and Drug Administration and other regulatory authorities.

●	The majority of Nektar-run clinical studies in oncology have not experienced any significant delays. Nektar cautions that the evolving landscape could impact these statements and could still delay late-stage studies or enrollment of new patients into clinical trials in the future. Nektar currently believes that it could experience delays of approximately three months with respect to previously-provided timelines for earlier stage Nektar-run studies, such as the PROPEL study, where the initiation of planned new investigator sites in Europe was delayed due to the COVID-19 pandemic.

Nektar Manufacturing and Supply:

●	At this time, Nektar does not anticipate any supply interruptions for manufacturing, including its preparations for scale-up of commercial supply of bempegaldesleukin, which are underway. The company has sufficient clinical trial material on hand to treat all patients in the studies for bempegaldesleukin, NKTR-262, NKTR-255 and NKTR-358, which are either underway or planned to start in 2020. Nektar and its manufacturing partners are continuing to regularly assess the situation.

Partner-Sponsored Clinical Trials:

●	For Nektar’s pharmaceutical partners, management practices around ongoing and planned clinical trial activities have varied during the COVID-19 situation. Based upon Nektar’s current assessment of activities of its pharmaceutical partners, at this time, Nektar currently expects adjustments of timelines for projected study endpoints, study enrollment rate and study starts of between three to six months. However, this is subject to change as the situation is evolving and will depend upon how long COVID-19 precautionary measures remain in place.

First Quarter 2020 and Recent Business Highlights:

●	In February 2020, Nektar announced the publication of preclinical bempegaldesleukin data in two manuscripts in Nature Communications showing how bempegaldesleukin works synergistically with multiple immune-based therapies to enhance T-cell-mediated tumor control.

●	In January 2020, Nektar and Bristol-Myers Squibb announced a new joint development plan that expands the ongoing registrational program for bempegaldesleukin plus Opdivo® (nivolumab) from three ongoing registrational trials in first-line metastatic melanoma, first-line cisplatin-ineligible metastatic urothelial cancer and first-line metastatic renal cell carcinoma (RCC) to include two additional registrational trials in adjuvant melanoma and muscle-invasive bladder cancer. In addition, a Phase 1/2 study will be initiated to evaluate bempegaldesleukin plus nivolumab in combination with axitinib in first-line RCC in order to support a future registrational trial. Bristol-Myers Squibb will also independently conduct and fund a Phase 1/2 study in first-line non-small-cell lung cancer with bempegaldesleukin and nivolumab.

Conference Call to Discuss First Quarter 2020 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, Thursday, May 7, 2020.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through June 1, 2020.

To access the conference call, follow these instructions:
Dial: (877) 881-2183 (U.S.); (970) 315-0453 (international)
Passcode: 8288857 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investors page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly-owned R&D pipeline of investigational medicines in oncology and immunology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: "may," "ensure," "expect," "preserve," "provide," "remain," "continue," "anticipate," and similar references to future periods. Examples of forward-looking statements include, among others, statements we make concerning estimates and predictions of the COVID-19 pandemic's impact on our business and clinical trials, the preservation of clinical trial integrity and conduct (including patient compliance with clinical trial treatment visits, scheduled patient scans and data collection), the timing of the initiation of clinical studies for our drug candidates, and future supply of our drug candidates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) the extent and duration of the impact of the COVID-19 pandemic on our business, regulatory efforts, research and development, clinical trials (including those being led by us and our partners), and corporate development activities will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, as well as the effectiveness of actions taken globally to contain and treat the disease; (ii) bempegaldesleukin, NKTR-262, NKTR-358 and NKTR-255 are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) bempegaldesleukin, NKTR-262, NKTR-358 and NKTR-255 are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:
Vivian Wu of Nektar Therapeutics
628-895-0661

For Media:
Dan Budwick of 1AB
973-271-6085
dan@1abmedia.com

Opdivo is a registered trademark of Bristol-Myers Squibb Company.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2020	December 31, 2019 (1)
ASSETS
Current assets:
Cash and cash equivalents	$227,035	$96,363
Short-term investments	1,118,847	1,228,499
Accounts receivable	42,031	36,802
Inventory	14,320	12,665
Advance payments to contract manufacturers	13,280	31,834
Other current assets	13,811	15,731
Total current assets	1,429,324	1,421,894

Long-term investments	185,900	279,119
Property, plant and equipment, net	62,307	65,665
Operating lease right-of-use assets	133,901	134,177
Goodwill	76,501	76,501
Total assets	$1,887,933	$1,977,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Senior secured notes, net and interest payable (see Note 9)	$254,144	$252,891
Accounts payable	21,789	19,234
Accrued compensation	22,412	11,467
Accrued clinical trial expenses	38,624	32,626
Accrued contract manufacturing expenses	8,579	7,304
Other accrued expenses	11,844	11,414
Operating lease liabilities, current portion	15,613	12,516
Deferred revenue, current portion	3,007	5,517
Other current liabilities	1,459	1,692
Total current liabilities	377,471	354,661

Operating lease liabilities, less current portion	142,297	142,730
Liability related to the sale of future royalties, net	69,185	72,020
Deferred revenue, less current portion	2,554	2,554
Total liabilities	591,507	571,965

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	17	17
Capital in excess of par value	3,306,655	3,271,097
Accumulated other comprehensive loss	(6,877)	(1,005)
Accumulated deficit	(2,003,369)	(1,864,718)
Total stockholders’ equity	1,296,426	1,405,391
Total liabilities and stockholders’ equity	$1,887,933	$1,977,356

(1)	The consolidated balance sheet at December 31, 2019 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three months ended March 31,
	2020	2019
Revenue:
Product sales	$3,444	$4,398
Royalty revenue	9,719	11,390
Non-cash royalty revenue related to sale of future royalties	9,895	8,230
License, collaboration and other revenue	27,515	4,204
Total revenue	50,573	28,222

Operating costs and expenses:
Cost of goods sold	3,811	5,440
Research and development	108,987	118,463
General and administrative	26,217	25,006
Impairment of assets and other costs for terminated program	45,189	—
Total operating costs and expenses	184,204	148,909
Loss from operations	(133,631)	(120,687)

Non-operating income (expense):
Interest expense	(6,204)	(5,226)
Non-cash interest expense on liability related to sale of future royalties	(6,968)	(6,065)
Interest income and other income (expense), net	8,352	12,483
Total non-operating income (expense), net	(4,820)	1,192

Loss before provision for income taxes	(138,451)	(119,495)

Provision for income taxes	200	137
Net loss	$(138,651)	$(119,632)

Basic and diluted net loss per share	$(0.78)	$(0.69)

Weighted average shares outstanding used in computing net loss per share	177,185	173,859

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended
	2020	2019
Cash flows from operating activities:
Net loss	$(138,651)	$(119,632)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(9,895)	(8,230)
Non-cash interest expense on liability related to sale of future royalties	6,968	6,065
Stock-based compensation	25,236	25,385
Depreciation and amortization	4,502	3,077
Impairment of advance payments to contract manufacturers and equipment for terminated program	20,351	—
Accretion of premiums and (discounts), net and other non-cash transactions	(1,289)	(3,183)
Changes in operating assets and liabilities:
Accounts receivable	(5,229)	319
Inventory	(1,655)	(397)
Operating leases, net	2,940	1,168
Other assets	1,067	4,209
Accounts payable	2,687	5,156
Accrued compensation	9,920	8,434
Other accrued expenses	7,716	774
Deferred revenue	(2,510)	(4,204)
Other liabilities	(233)	164
Net cash used in operating activities	$(78,075)	$(80,895)

Cash flows from investing activities:
Purchases of investments	(241,068)	(368,739)
Maturities of investments	439,735	362,249
Purchases of property, plant and equipment	(900)	(5,648)
Net cash provided by (used in) investing activities	$197,767	$(12,138)

Cash flows from financing activities:
Proceeds from shares issued under equity compensation plans	11,077	4,894
Net cash provided by financing activities	$11,077	$4,894

Effect of exchange rates on cash and cash equivalents	(97)	(14)
Net increase (decrease) in cash and cash equivalents	$130,672	$(88,153)
Cash and cash equivalents at beginning of period	96,363	194,905
Cash and cash equivalents at end of period	$227,035	$106,752

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,951	$4,805
Operating lease right-of-use asset recognized in exchange for lease liabilities	$2,133	$1,289